UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 10, 2020

(Date of earliest event reported)

Verizon Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1095 Avenue of the Americas		10036
New York, New York
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Common Stock, par value $0.10	VZ	New York Stock Exchange

Common Stock, par value $0.10	VZ	The NASDAQ Global Select Market

1.625% Notes due 2024	VZ24B	New York Stock Exchange

4.073% Notes due 2024	VZ24C	New York Stock Exchange

0.875% Notes due 2025	VZ25	New York Stock Exchange

3.250% Notes due 2026	VZ26	New York Stock Exchange

1.375% Notes due 2026	VZ26B	New York Stock Exchange

0.875% Notes due 2027	VZ27E	New York Stock Exchange

1.375% Notes due 2028	VZ28	New York Stock Exchange

1.875% Notes due 2029	VZ29B	New York Stock Exchange

1.250% Notes due 2030	VZ30	New York Stock Exchange

1.875% Notes due 2030	VZ30A	New York Stock Exchange

2.625% Notes due 2031	VZ31	New York Stock Exchange

2.500% Notes due 2031	VZ31A	New York Stock Exchange

0.875% Notes due 2032	VZ32	New York Stock Exchange

1.300% Notes due 2033	VZ33B	New York Stock Exchange

4.750% Notes due 2034	VZ34	New York Stock Exchange

3.125% Notes due 2035	VZ35	New York Stock Exchange

3.375% Notes due 2036	VZ36A	New York Stock Exchange

2.875% Notes due 2038	VZ38B	New York Stock Exchange

1.500% Notes due 2039	VZ39C	New York Stock Exchange

3.500% Fixed Rate Notes due 2039	VZ39D	New York Stock Exchange

1.850% Notes due 2040	VZ40	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Verizon Communications Inc. Recommends Rejection of Mini-Tender Offer

Verizon Communications Inc. (“Verizon”) received notice of a “mini-tender” offer by Ponos Industries LLC (“Ponos”) and recommends that its stockholders reject the unsolicited offer. Pursuant to the offer, which is dated June 26, 2020, Ponos is offering to purchase up to 2,000,000 shares of Verizon common stock at $60.00 per share. While this price is above the current market price of Verizon common stock, the offer is conditioned upon the closing price of Verizon’s shares exceeding the $60.00 offer price, as noted below. The offer indicates that it will expire at 5:00 p.m., New York City time, on July 30, 2020, unless extended at the sole discretion of Ponos. Verizon is not associated with Ponos or its “mini-tender” offer.

According to guidance on the U.S. Securities and Exchange Commission (“SEC”) website at www.sec.gov/investor/pubs/minitend.htm, mini-tender offers “have been increasingly used to catch investors off guard” and investors “may end up selling their securities at below-market prices.”

Ponos, organized under the laws of the Caribbean Island of Nevis, has included in the terms of its offer a condition that the closing price of Verizon’s shares on the New York Stock Exchange on the last full trading day prior to the expiration of the offer must exceed the $60.00 offer price. As a result, unless Ponos decides to waive this condition, Verizon stockholders who tender their shares in the offer would receive a below market price for Verizon’s shares through the tender offer. The mini-tender offer is subject to numerous other conditions, including Ponos obtaining all financing necessary for the offer. There is no assurance that the conditions to the offer will be satisfied. Verizon cautions stockholders that Ponos can extend the offer and delay payment beyond the currently scheduled expiration date of July 30, 2020.

Mini-tender offers are designed to seek less than 5 percent of a company’s outstanding shares. This lets the offering company avoid many disclosure and procedural requirements that the SEC requires for tender offers.

Verizon urges investors to obtain current market quotations for their shares of common stock, consult with their financial advisors and exercise caution with respect to Ponos’ offer. Stockholders who may already have tendered their shares may withdraw them by providing the written notice described in the Ponos offering documents prior to the expiration of the offer and at other times described in the offering.

Verizon requests that a copy of this Form 8-K be included with all distributions of materials related to Ponos’ offer for shares of Verizon common stock.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIZON COMMUNICATIONS INC.

Date: July 10, 2020	By:	/s/ William L. Horton, Jr.

William L. Horton, Jr.
Senior Vice President, Deputy General Counsel and Corporate Secretary